Exhibit 99.1

TideWater Annual Shareholders Meeting

July 20, 2006

Corporate Speakers

• Dean Taylor	Tidewater, Inc.	Chairman and CEO

• Jeffrey Platt	Tidewater, Inc.	Senior Vice President

• Keith Lousteau	Tidewater, Inc.	Chief Financial Officer, EVP and Treasurer

PRESENTATION

Dean Taylor: Good morning. I’m Dean Taylor, Chairman, President, Chief Executive Officer of Tidewater, Inc. It’s my pleasure to welcome all of you to the company’s 50th annual meeting of shareholders. I will serve as Chairman of the meeting, and Cliffe Laborde, Secretary of the company, will act as secretary of the meeting.

I call your attention to the agenda and rules of conduct that were prepared for the meeting. We will first take care of the formal business of the meeting, and then report to you on the company’s operations for fiscal 2006. We will respond to all stockholder inquiries and comments, but during the formal business of the meeting we ask that you direct any comments to the particular item of business under discussion.

If you have any questions or comments not directly related to any of the formal matters under discussion, please save them for the informal question and answer period following the business portion of the meeting. Before proceeding to the business of the meeting, I would like to make some introductions. Our directors and nominees are present for this morning’s meeting. Dave, please stand; Arthur Carlson, Chairman, TCW, Energy and Infrastructure Group; Richard du Moulin, President, Intrepid Shipping; Wayne Leonard, Chairman, and Chief Executive Officer of Entergy Corporation; Jon Madonna, former Chairman, and CEO of KPMG.

Paul Murrill, Professional Engineer, former Chairman and Chief Executive Officer of Gulf States Utilities Company, and former Chancellor of Louisiana State University; William O’Malley, former Chairman, President and Chief Executive Officer of Tidewater, and former Chairman and Chief Executive Officer of Sonat Offshore Drilling, Inc.; Richard Pattarozzi, former Vice President of Shell Oil Company, E&P and former President and Chief Executive Officer of Shell Deepwater Development, Inc; Jack Thompson, Consultant, former Chairman and Chief Executive Office of Homestake Mining Corporation.

I will now introduce the company’s officers, and ask each to rise as introduced. Keith Lousteau, Executive Vice President, Chief Financial Officer and Treasurer; Steve Dick; Executive Vice President; Cliffe Laborde, Executive Vice President, Secretary and General Counsel; Jeff Platt, Executive Vice President; Reg McNee, Senior Vice President; Joe Bennett, Senior Vice President, Principal Accounting Officer, Chief Investor Relations Officer; Gerry Kehoe, Vice President; William Brown, Vice President; Craig Demarest, Controller.

In attendance at today’s meeting is Richard Gibbs, a partner of Deloitte & Touche, the company’s independent registered public accounting firm. Richard, you’ve stood already. Thank you, very much. Should any stockholders desire to address any inquiries to Richard relating to the financial position of the corporation, he will be happy to respond during the question and answer session, that follows the business portion of this meeting.

Before I go on, I would also like to introduce John Laborde, our former Chairman, Chief Executive Officer. I think — John, I just noticed you in the audience. John was our chairman and chief executive officer for 38 years. And I think Damon Bankston, you also are in the audience. Damon was our President for many of those 38 years.

Tidewater has a very active Audit Committee, all of the members of which are outside directors. 14 meetings of this very important committee were held during the past year. We have with us today Jon Madonna, who is currently serving as Chairman of the Audit Committee. Should any of you have questions relating to the activities of the Audit Committee, I am sure that Jon will be pleased to respond appropriately during the question and answer portion of this meeting.

We will now proceed with the formal agenda of the meeting. This meeting is being held pursuant to notice mailed on June 16, 2006, to each shareholder of record on May 24, 2006. All documents concerning the call and notice of the meeting will be filed with the records of this meeting.

I have been informed that immediately prior to the commencement of the meeting, holders of over 53,781,800 shares of the company’s voting stock were present in person or proxy. This is over 89% of the outstanding voting stock of the company.

I declare a quorum present at the meeting. On behalf of the Board of Directors of the company, we express our appreciation to all shareholders who return their proxies.

Before proceeding with the meeting, I would like to describe the voting procedure. If any shareholder present has already submitted a valid proxy, it is not necessary to vote by ballot. Those of you who requested ballots, so that you can vote individually, were provided them when you entered the meeting. If anyone needs a proxy card or a ballot, please raise your hand and one will be delivered to you.

The first matter to be acted upon is the election of three directors, to serve for a term of three years. The nominees are Arthur Carlson, John Madonna and William O’Malley. Information about the nominees is in the proxy statement. The company has not received timely notice of any other nominations via shareholder, as required under the bylaws. Therefore, I declare the nominations closed.

If there are no questions, I will proceed to the next item of business. The next order of business is to ratify the selection of Deloitte & Touche, LLP as the independent registered public accounting firm for the corporation, and its subsidiaries for the fiscal year ending March 31, 2007. The selection of Deloitte & Touche as the company’s independent registered public accounting firm for fiscal 2007 has been submitted for ratification at this meeting.

If there are no questions, I will now proceed to the next item of business. It is now in order to consider a proposal to approve an amendment to the company’s Amended and Restated Bylaws, to phase out the present system of three year staggered terms for our directors, and to provide instead for annual election of all directors. The history of this proposal is described on page 19 of the Proxy Statement. After carefully weighing all of the considerations for and against the proposal, the Board and its corporate governance committee determined that the proposed Bylaw Amendment is in the best interest of the company’s shareholders.

If there are no comments or questions, I will now proceed to the next item of business. The next matter is approval of the 2006 Stock Incentive Plan, which is described in the Proxy Statement. If there are no questions, I will proceed to the next item of business. At this time, if anyone has not turned in their proxy card or ballot, please raise your hand and an usher will collect them. I now declare the polls closed. While the ballots are counted, we will show a short video, commemorating the 50 years of this company’s existence. I will then ask Jeff Platt and Keith Lousteau to report on the operational and financial state of the corporation.

[VIDEO PLAYS AND RESUMPTION OF MEETING]

Jeffrey Platt: Good morning, everybody. I am very pleased to present the operational side to Tidewater for fiscal year 2006. Before we start, we have the forward looking Safe Harbor Statement. I’m not going to read this, but nonetheless, we have to put it up, and we will proceed.

Fiscal year 2006, we had certainly some operational and fiscal highlights. [Technical difficulty] Number one, celebration of the 50th anniversary of Tidewater. We’ve just seen in that video some great beginnings of the company on through to today. Foremost for Tidewater, our safety record, our commitment to safety; and we only had one loss time accident in fiscal year ‘06. It says in over 30 million man hours, there’s nearly 35 million man hours. That’s a lot opportunity for something to go wrong to hurt people, but we had one LTA in that year.

We did withstand the nation’s worst natural disaster, and as the video touched on, it was probably one of Tidewater’s, at least in my 10 years with the company, one of our finest moments. We had people really go above and beyond, and the company really didn’t miss one operational hiccup. We continued to serve our clients and serve our clients in a safe, efficient manner, and got through that terrible event.

Continued regeneration of Tidewater in a disposition of old vessels, that’s been a challenge for us and we’ve made lots of progress with that. You’ll see in one of the slides coming up exactly how far we did. And continued improvement of the worldwide operating environment, resulting in the second best financial performance in the company history.

Being safe isn’t easy in the slide shows we use. This is the Tidewater operating environment. This is what we do on a daily basis. And men and women at Tidewater work in a lot of adverse conditions worldwide. And we have to operate this type of equipment, moving heavy pieces of machinery, heavy pieces of cargo and do that without getting hurt. And this gives you a picture of a [inaudible] handling operation in what is a pretty difficult situation. We’ve got to do this and do it safely, get the job done for the clients, but again, safety, first and foremost.

And taking a look graphically of how the company has done going back to ‘98. You can see the number of loss time accidents in our offshore fleet back in ‘98, 18, and then a nice progression downward to 2005 and 2006, one loss time accident. One is too many, and that’s a commitment and operation we have to do daily to get that down. We’re proud of that safety record, but again, it’s just a record. You have to re-earn that everyday. One is too many. Our goal is to get to zero. We want our people to go home in as good a shape, or better shape than when they showed up on the job. That’s our mantra for daily operations.

When you take a look at how we’ve done and how our safety records stacks up against some other real leaders in the industry, this is a calendar representation going back to 2001 of the TRIR. That’s a recordable incident ratio, and that’s the number of incidents divided by 200,000 man hours of work. What that does is it allows companies of various sizes to kind of normalize and see how they do on a competitive basis.

Here we have Tidewater, in gold, against some other, again, very exceptional companies, Dow Chemical, DuPont, BP, Exxon-Mobil. And really going back the whole industry trend is downward. That’s the way the industry is today, and I think Tidewater, the results speak for themselves. We measure up with the champions in that industry, and certainly, in our market segment we are the world leader in safe operations.

Why a positive outlook for Tidewater? Again, this is almost a page from last year. Why a continued positive outlook, I guess you could title the slide. Again, stable commodity pricing. We all know where the price of oil and gas is. It looks like the demand side is going to be there certainly for the foreseeable future. E&P spending is up. All of the operators really have ramped up, and are spending and have big projects underway. And for the foreseeable future, that looks like there’s not going to be an end to that.

Rig count is up. Rigs that had previously been stacked, have been returned to the worldwide fleet. And really as rigs come to work, they need vessel to support that operation. So as the rig count is healthy, Tidewater is healthy. Addition to the reactivation of rigs, there is a very large new rig construction projects worldwide underway, and there’s nearly 100 new rigs under construction as we speak today. Those are rigs that are actually in shipyards in the process of construction, that will enter into the fleet over the next several years.

Strong demand in virtually all areas of operation. As the video said, we, Tidewater, have a very large geographic scope. And usually we would see an area get very hot, another area kind of get soft. But really in this environment we’re in, we see virtually no area that we are in that doesn’t have exceedingly strong demand for our services and our vessels and equipment.

Growing financial effect of our new fleet, there will be a slide in here that shows that. As the video said, we have really added to the fleet over the last several years of the new vessels; and we’ve got a representation to show you the count vessels and the financial performance of those vessels, what they’re contributing to Tidewater. And then favorable tax changes, Keith will mention a little bit more about that, but certainly some changes have happened that sort of leveled the playing field for a U.S. company, and we have had the benefit of that.

Strong global presence, kind of look at this slide. This is the Tidewater franchise. It shows you vessels from North America, Central South America, all the way to the Far East. It shows you where the fleet is. And again, across the board, all of these areas had very, very strong demand. In fact, almost on a daily basis we’re juggling the assets to get them into the best location, the best contract for Tidewater and take advantage of that franchise. Total vessel count is probably right around 398 vessels there — 368 excuse me, when you add that up. But again, that worldwide stretch, the Tidewater franchise that is second to none in the industry.

Grow international market share, really all of these are area growth areas. Tidewater, with the exception of the North Sea, that’s an area that we don’t actively participate in. Today, we have no vessels operating there. And in [Scotland], over on the right hand side, we don’t have any vessels operating there now, but again, all of the operational areas, strong growth in last year, strong performance.

The North Sea being strong, that keeps a lot of our competitors in the North Sea. So they don’t migrate down the coast of Africa. They stay at home. So again, when the North Sea is good, it actually protects our market share and our market in other areas. You see in the little box over here, it shows in 2005, about 82% in fiscal 2005, and 79% in fiscal 2006 in revenue, was generated by our international markets.

And while you see a slight decrease or maybe [through] to 79, that’s not an indication of the international market getting soft; it’s just in the last 12 months, we’ve really seen the domestic side of the business really ramp up. Shorter contractors we tend to see the day rates on the vessels move in a positive direction or in a negative when that happens. But certainly, it’s been a positive direction, that’s why it’s slightly gone down. But at the end of the day, we’re 80% international, 20% domestic.

This is a graph of our international vessels, breaking that out. Day rates in utilization. The gold curve is utilization, and you can see really going back to 304, just a nice increase in utilization coming up to what is now right at about 75%, right here where we’re at we finished the fiscal year. And even nicer, this is the total day rate. This is the total fleet, new and older vessels. Again, just a nice, steady progression, nice ramp up to where we finished the year a little over $7,600 to date on the international side.

When we kind of break the revenue down to give an indication of how we’re doing with our new vessels, our investment in those vessels and the remaining vessels, we do this slide. And again, you can see, we’ve had really nice — the new vessels have really taken off as we’ve taken delivery, and those contracts that come up and put that on. That’s the older Tidewater fleet. Again, you still see a nice progression in day rates on the international side.

Domestically, as I said before, the markets move quicker domestically, because of the — typically a shorter term contract. So as the vessels come off one contract, we have the ability to move the day rate. And you’re seeing here, again, the gold is utilization, and it really had a nice increase really going back to 1204. This big spike was when we had the impairment. So we took some vessels really out of that count. But that utilization I should say, both for the domestic and the international, that does include the stack fleet. So it’s a real utilization.

And day rates again, in the domestic Gulf of Mexico have really just had a very nice progression. It finished the year a little over $10,000 a day average day rate at a utilization of about 64.5. And both for the domestic and the international, that utilization, where we ended up, if you take out our stack fleet, in effect, the vessels that are active were at full occupancy. There’s not a whole lot of excess time available for the vessels. When you take in maintenance for the vessels and mobilizations, the fleet across the board is operating at full occupancy.

This is the domestic day rates, breaking it down to new vessels and remaining vessels, as we did for the international side. And again, just a very nice progression on day rates have just continued to take off. And the older vessels that we have here in the Gulf, again, shorter contracts. We can move them quicker. No [slouch] there at all either. So we’ve really been able to move the entire fleet day rates in a very positive direction, and certainly to very nice fiscal returns for the company.

Renewing the fleet. We’ve been involved in a very big renewal process. I don’t believe that it’s over. But let’s take a look at the reasons, and the driving forces behind that. If you take a look at why we’re having to do this, or why we need to do this to reinvest into the company, if you look — and this is breaking our vessel fleet into various categories, deep water vessels, tow supply, supply, crew-utility and offshore tugs. Breaking down the vessel count here, and this inclusive of the stack fleet. So this is the whole fleet inclusive of the stack fleet by 435.

But if you look at what the average age of the vessels in that particular class are, you can see that, of course, in the deep water vessel, the average age is nine. Very young fleet, but again, this deep water equipment is all new equipment that [inaudible] the deep water environment is new to the industry. Tow supply, supply, this is a large portion of the older side water fleet. And again, you can see we’re 22 years of age on 257 pieces of equipment.

Crew-utility, a little bit better, 13 years on 83; and the offshore tugs, which are kind of the old gentlemen of the fleet, average age of 26 years. And if you kind of sum it all up, of the 435 vessels, we have an average age of 20 years. And this is after us on a very aggressive first round, if you will, of reinvestment into the fleet, this is where we’re at.

Let’s take a look at the vessel commitments. These are vessels since January, 2000 that have been added to the fleet. It does not include the ENSCO fleet that was taken out, the ENSCO acquisition that was in April, 2003. But if you look at the vessels we’ve added, what this slide does it shows that in deep water vessels we’ve added 13 anchor handlers, 26 PSVs, a total of 39 have either entered or are currently under construction.

U.S. build replacements, 17 PSVs, 35 crew vessels, for a total of 52. We’ll say that not all of these vessels continue to work in the Gulf of Mexico. We again move assets as we need to, to the right location on a worldwide basis. And the international build replacements, 52. When you sum all of that up, about 143 pieces of new equipment have been added to the fleet or will be added to the fleet, and I believe that includes about 29 vessels that are currently in construction shipyards throughout the world. Of that, about $1.8 billion spend for that 143 pieces of equipment, of which as the slide says, about 1.4 billion has been funded to date.

This is taking a look at how the two components — and we’ve broken the fleet down into vessels that were built prior to January 2000, and then what we’re calling the new fleet for the purpose of this exercise, vessels built or acquired since January 2000. And again, if you look back, if we go back in history, it’s fiscal year 2000. Of course, we had no new vessels in this class. So this was the entire fleet. The average age is about 19 years. And of course, the profit combination would be 100% of this older pre-2000 fleet.

Fast forward to today, and the vessel count is [the] 257 of the pre-January 2000, and about 130 vessels that actually contributed revenue in fiscal year ‘06. And you can see that the new fleet that we’ve added, has been built since January 2000, added to the fleet, and contribute is now about 47% of the profit generation. The older fleet, the 257, is about 53.

This slide would have had stronger numbers here, but again, with the recent environment we have been able to do very nicely with the older fleet too that keeps that number up. But nonetheless, you can see that this 130 pieces of equipment is really taking on very close to 50%. I fully expect next year when we review these slides that these numbers would probably flip and cross over.

Taking a look at industry totals on the vessel count. If you look on the bar chart on the left hand side, this is our total active fleet. So the stacked vessels have been removed, about 406 vessels in the Tidewater active fleet today worldwide. That’s comprised of 143 new vessels inclusive of the 29 that I referred to that are under construction in the yard. So this is all new stuff on the total 406. And what have we disposed of, scrapped, sold? This is a cumulative 320 vessels. And of that, 258 have been sold; 62 have been scrapped.

And if you want to look at the progress we made in getting rid of some older vessels that weren’t helping the fleet at all, helping Tidewater financially, since April 1, 2005, we have scrapped 19 vessels, and 51 have been sold. And predominantly, those 51 have been sold outside of our industry, so they’re not going to come back to haunt us, to hurt us. We’ve been very disciplined with that. Nonetheless, we have economically disposed of quite a large section. So these vessels that have left the industry are gone, and done so in a very disciplined way to Tidewater. That’s the end of my presentation.

I’ll turn it over to Keith Lousteau.

Keith Lousteau: As I watched the 50 year presentation a few minutes ago, two thoughts kept running through my head. First of all, I want Dean to know that he doesn’t need to be concerned about me taking early retirement and pursuing a career in the film industry. The second thought is the fact that I was given an advanced copy, and I took it home Monday. I showed it to Gloria and our daughter, Suzanne. Suzanne is a fourth year medical student at LSU. And she watched it. And when it was over she kind of quietly sat there for a while, and then she looked up and said, Daddy, I didn’t know we were [inaudible]. I don’t know where the girl has been for 24 years.

Good morning. It is my pleasure and my honor to be able to address this group with the financial presentation of the results that Tidewater exhibited during its fiscal year 2006, which by happenstance happened to be the 50th anniversary of the company. Trying to do things perhaps a little bit different from last year, I thought I’d go through my slides, throw some numbers at you, and then I would attempt to give the company a report card. We’ve all taken report cards home. We’ve had our kids come home with report cards. So it’s my approach to kind of [summizing] the comments and my view of what transpired at Tidewater financially in 2006.

We do a lot of financial presentations around the country over the year for investors; and one of the things, one of our key goals in doing that is to try and educate people as to what Tidewater is. It’s our belief that if we can teach people what Tidewater is, what are the thoughts that are behind our financial management of the company, they can better judge that we’re a proper investment or not. I tell people, I can’t make them like us. They can either Tidewater or don’t like Tidewater, but the best I can do is try and get them to the point where they understand.

And this is the same depiction. I didn’t have it quite in this format last year. But financial management of Tidewater really revolves around three equally important legs. Our investors, they’re demanding performance, the “show me the money” crowd. My 2006 report here today is nice; it’s good; makes us feel good. But as far as they’re concerned, what’s coming up next week, what’s coming up the next quarter is what matters. So lots of companies go off the deep end. They do lots of things to enhance performance.

We at Tidewater believe it’s an important part, but it’s only one leg of the triangle. It’s one if it goes too far out of balance, it runs the risk of ruining the whole triangle. We believe growth is important. We believe that we have to be expanding our fleet. Those who are not expanding are going to be left behind in this business. You saw Jeff’s presentation. We added about 30 vessels to the active fleet during the year. I think we’re doing a pretty good job of growing the company while keeping the other two perspectives in proper order.

It’s not by happenstance that I put financial strength on the bottom, because I think the whole triangle depends on the financial strength of the company. We’ve got the capability, we’ve got a strong balance sheet to grow the company and therefore, growth turns into performance. I think if we were to criticize ourselves in any form or fashion, it might be for the fact that we’ve kept the company too financially strong. Perhaps we haven’t taken some of that strength and grown quite as quickly as we could have, in hindsight, which would have then ultimately gone into greater and higher performance.

The score card for last year, not the report card but the score card, some pretty big and, in absolute terms, some pretty impressive numbers. Revenues 877 million. We’re approaching the billion dollars. As the film said, we did it one time in our history back in 1998. We went through the billion dollars, and hopefully, not in the not too foreseeable future, we’re going to catch that goal and surpass it.

We earned $235 million last year. As Jeff said, the second highest in the history of the company, almost mind boggling from where we were a few years ago. We returned earnings per share of $4.07. We had positive cash flow. After paying all of our bills last year, money collected from our customers, Leon and Lou took to the bank a big wheelbarrow with about $283 million in it. The only I’d say somewhat disappointing number, was the fact that we only spent $172 million on capital improvements last year.

The boat business is not like buying an automobile. You don’t decide today you want to buy a boat and you go find one. Expenditures today are the results of plans that were made 24 to 34 months ago, when shipyard contracts were signed. Stockholders’ equity in the company is almost $1.7 billion, a nice big number. And at the end of the fiscal year, our stock price stood at $55. As to financial strength, you could see that we finished the year with a quarter of a billion dollars in cash about $250 million, stockholder equity, once again, 1.7 billion, an extremely strong balance sheet. The bottom of our triangle is in very good shape at the moment.

Those were absolute numbers. And obviously, let’s put some relative values on them. Let’s look at how we did this year versus last year, to try and put that score sheet in perspective. As you can see across the line, revenues were up substantially. Earnings were up quite well. I’ll throw some numbers on them later, percentages, but you can see earnings per share grew quite dramatically. Net cash flow, we added another $120 million to what was already a very strong cash flow.

There’s that capital expenditure number again. That’s really not reflective of last year. If we would have had more opportunities during the year, we certainly would have spent more money during the year. Stockholder equity grew by a nice $200 million during the year, and the stock price grew during the year at another 40%, which was a 40% on top of the 40% from the previous year. So very, very favorable last year to this year performance.

Once again, not only was last year to this year a very favorable performance, but when you look at the four quarters that make up the current 2006 report today, you see that earnings were growing during that period every quarter to every quarter to every quarter to every quarter. So not only was it that we outpaced the previous year, it’s not that we ended the year with just better numbers, but a market that had deteriorated. It just seems that onward and upward is still the song and the drumbeat for Tidewater goes on as we finished up last fiscal year.

Jeff stole my thunder. This is my 250 slide that says that it was the second highest in the 50 years of performance of the company. And in a moment I’m going to show you what the financial experts of the world think we’re going to do next year; and if we come to the point of meeting their expectations, we’ll be standing here next year with a 151 slide up.

As those earnings increased during the year, as you can see — as they took off, stock price went with it, as one would expect and one would hope. Tidewater, not only cognizant of actually having good performance numbers, we believe returning value to our stockholders is a major task of our company. We continue to pay what relates to now as the second highest effective dividend yield of our competitors in the offshore service business.

Last year in June, Tidewater announced that it also was going to buy back stock from the public markets. We announced a program of about 120 million. Well, by the end of the year, we had spent 112 million of that. When you take the 112 million we spent buying back stock, you add the $34 million that we paid out in dividends, we returned $150 million to our stockholders last year, all during a period where you saw us grow cash by $200 million. So the punch line as to where I think last year ended, the cat’s out the bag. I think it was a pretty good year, obviously.

Tidewater did announce this morning, on the way into this meeting, that we have been authorized to conduct a second phase of our stock re-buy back program. Effective now, after our earnings are released next week, through the end of June of next year the Board has authorized us to buy back another $150 million of stock, plus they gave us the $8 million carryover from last year that we didn’t get to spend in time, and added that to it. So the investing public will see through the press release today, that Tidewater is committed to returning excess funds, or returning value to our stockholders either through dividends or through stock repurchase programs.

What does the outside world think of all of this? We think of ‘05 and ‘06, those are historical numbers. What do the outside experts think Tidewater is going to do? For the year we’re in now, and remember we’re three months into it already finished, well, the Wall Street analysts who follow Tidewater think we’re going to earn about $4.80 this year. At this time last year as I stood here, that projection was out, and last year they had us down for $2.61 for the year we’re in now.

So, they’ve raised their expectations 84% as to where Tidewater is going over the last nine months. Of course, they’re never right, they’re never wrong; they just changed their estimates. But their view of Tidewater certainly has been enhanced. In fact, when you look at the ‘06 number, when we were in that year here last year, they thought we were going to earn $2.22, and they were that wrong when we came in at 4.07 in the period we were in at that point and time.

My report card. I have to apologize. I know we’ve got some teachers in the audience. They do report cards all the time. I’ve never done one. But I thought I would try today. And if you remember my three legs, that I say that the financial fortunes of Tidewater really rely on, I put down some of what I thought the more important criteria were. Increasing your revenues from year to year, yes, those slides showed we increased it by 27%.

How did we control costs? We were doing pretty good until the fourth quarter. Cost numbers really jumped on us in the fourth quarter. The investing public punished us quite dramatically in our stock price. So even though we were doing pretty good, I can’t give us much better than a good, because that’s the perception of how we did. It’s what we do everyday though. We can’t control our revenues. Our sales guys are out there beating the bushes, doing the best and getting the best rates we can for the vessels, but we can control costs. Those are some things that pass through our fingers.

Increased earnings, we increased earnings by 133%. Obviously, I think that was a very good performance. We increased cash flow by 77%. I think that’s pretty good, very good. From a growth perspective, you saw in Jeff’s slide that we added about 35 vessels last year. I considered that very good. Stock price growth, we were up 42%. I thought that was very good. Hadn’t got to the excellent column yet.

Prospects for the future. Remember, and I thought they were excellent, because in the slide we just showed you, from this year to next year, there’s already a built-in anticipation of another 12% growth. So as we sit here today, the prospects for the future I think are excellent. The expectations — I think teachers have a tendency of telling kids, you know, you did good, but I expected more, well the fact that those analysts, the people who supposedly know us, missed this by 84%. So I think meeting expectations was quite excellent, a quite excellent performance by Tidewater.

Financial strength, a low debt to equity ratio. We’ve got as much cash as we have debt. Charlie Freel, our banker, out here wishes it wasn’t that way. He wishes we had a lot more debt on the balance sheet and was writing him interest checks every month. But sorry, Charlie, you’ll have your turn. Increasing equity, we added $216 million of equity to the company last year after all of those dividends. So I think we did that quite excellent. Strong cash flow, we added $123 million. That’s not the number. That’s the addition. I think we did excellent.

Every report card has got to have a section on personnel. I think, as Jeff alluded to, we did everything, and I think we came out on a pretty excellent basis in regard to that. In fact, I had [Leon] in my office last week [inaudible] and I asked him, I said, Leon, I’d like to have another column to talk about people. What kind of terminology can I put up here, a home run, over the wall, superior? He said, Keith, I think you ought to just use the MasterCard commercial; you know the one that says “golf glove $8; new putter 200; a hole in priceless.” I think this reaction was priceless. Overall, I give us excellent rating. I recommend that we pass the company on to the 51st year.

Recap right quickly. Our strategy is to grow our international markets; continue to improve that domestic profitability; renew the fleet on a systematic timely basis without overdoing it. We’ve got the cash [inaudible]; we’ve got the financial capabilities; we’ve got the banking industry ready to help us We are ready for the right acquisition. It just needs to come a long. We are ready. We’re going to continue to push day rates. We’re going to continue to shuffle vessels around to maximize cash flow and to generate the highest level of profitability. We’re going to do it all by maintaining that financial strength. This is our calling card.

Mr. Chairman, that’s my report.